Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

ConvergeOne Holdings, Inc.

at

$12.50 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated November 21, 2018

by

PVKG Merger Sub, Inc.

a wholly owned subsidiary of

PVKG Intermediate Holdings Inc.

The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on December 19, 2018 (one minute after 11:59 p.m., Eastern time, on December 19, 2018), unless the Offer is extended.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (1) certificates representing shares of common stock, par value $0.0001 per share (the “Shares”), of ConvergeOne Holdings, Inc., a Delaware corporation, are not available; (2) the procedure for book-entry transfer of the Shares cannot be completed prior to 12:00 midnight, Eastern time, on December 19, 2018 (one minute after 11:59 p.m., Eastern time, on December 19, 2018) (such time and date, the “Expiration Date” unless Offeror, in accordance with the Merger Agreement, extends the period during which the Offer is open, in which event “Expiration Date” will mean the latest time and date at which the Offer, as so extended, will expire) or (3) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Depositary and Paying Agent”) before the Expiration Date. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary and Paying Agent. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below). Please be advised that submissions received after normal business hours may be subject to a fee from the paying agent.

The Depositary and Paying Agent for the Offer is:

Continental Stock Transfer & Trust Company

If delivering by first class mail:	If delivering by facsimile transmission:	If delivering by registered mail or courier:
Continental Stock Transfer & Trust Company	(for eligible institutions only)	Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor New York, NY 10004	(212) 616-7616	1 State Street Plaza, 30th Floor New York, NY 10004
Attn: Compliance Department	For confirmation or information:	Attn: Compliance Department

Tel: (917) 262-2378

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN SECTION 2 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in Section 2 — “Acceptance for Payment and Payment for Shares” of the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in Section 3 —“Procedures for Tendering Shares” of the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to PVKG Merger Sub, Inc., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of PVKG Intermediate Holdings Inc., a Delaware corporation (“Parent”), pursuant to Offeror’s offer to purchase (the “Offer”) all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of ConvergeOne Holdings, Inc., a Delaware corporation (“ConvergeOne”), for a price per Share of $12.50 (such amount, as it may be adjusted from time to time upon the terms and subject to the conditions set forth in the Merger Agreement (as defined in the Introduction of the Offer to Purchase), the “Offer Price”), net to the seller in cash, without interest and less any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 21, 2018 (the “Offer to Purchase”) and the related letter of transmittal that accompanies the Offer to Purchase (the “Letter of Transmittal”), receipt of which is hereby acknowledged, the number of Shares, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Number(s) (if available):

Check here and complete the information below if Shares will be tendered by book entry transfer: ☐

Name of Tendering Institution:

DTC Participating Number (if applicable):

Transaction Code Number (if applicable) Date:

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):
(Including Zip Code)

Area Code and Tel. No.:
(Daytime Telephone Number)

Signature of Holder(s):

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary and Paying Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 — “Procedures for Tendering Shares” of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 3 — “Procedures for Tendering Shares” of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary and Paying Agent at one of its addresses set forth above within two Nasdaq Global Market trading days after the date of execution hereof.

Name of Firm:

Address:
(Including Zip Code)
Area Code and Tel. No.:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal or an Agent’s Message to the Depositary and Paying Agent within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.